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                                                                   EXHIBIT 10.15

                                  Peapod, Inc.
                          Employee Stock Purchase Plan

          1. Purpose. The purpose of the Peapod, Inc. Employee Stock Purchase Plan (the "Plan") is to provide employees of Peapod, Inc., a Delaware corporation (the "Company"), and its Subsidiary Companies (as defined below) added incentive to remain employed by such companies and to encourage increased efforts to promote the best interests of such companies by permitting eligible employees to purchase shares of common stock, par value $.01 per share, of the Company ("Common Stock") at below-market prices. The Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of the Plan, the term "Subsidiary Companies" shall mean all corporations which are subsidiary corporations (within the meaning of Section 424(f) of the Code) and of which the Company is the common parent. The Company and its Subsidiary Companies that, from time to time, adopt the Plan are sometimes hereinafter called collectively the "Participating Companies."

          2. Eligibility. Participation in the Plan shall be open to each employee of the Participating Companies who satisfies all of the following conditions (an "Eligible Employee"):

          (a) such employee's customary employment is for more than 20 hours per week;

          (b) such employee's customary employment is for more than 5 months per calendar year; and

          (c) such employee has been continuously employed by the Participating Companies for at least twelve months.

No right to purchase Common Stock hereunder shall accrue under the Plan in favor of any person who is not an Eligible Employee as of the first day of a Purchase Period (as defined in Section 3). Notwithstanding anything contained in the Plan to the contrary, no Eligible Employee shall acquire a right to purchase Common Stock hereunder if (i) immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Company (including any stock attributable to such employee under section 424(d) of the Code), or (ii) for any calendar year such right would permit such employee's aggregate rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiary Companies exercisable during such calendar year to accrue at a rate which exceeds $25,000 of
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fair market value of such stock for such calendar year.  In addition, the number of shares of Common Stock which may be purchased by any Eligible Employee during any Purchase Period shall not exceed the whole number of shares of Common Stock determined by dividing $6,250, or, except as provided in the preceding sentence, such greater number as may be determined by the Committee, by 85% of the fair market value (determined as described in Section 5) of a share of Common Stock on the first day of the Purchase Period.

          3. Effective Date of Plan; Purchase Periods. The Plan shall become effective on [October] 1, 1997 or on such later date as may be specified by the Board of Directors (the "Board") of the Company or the Committee (as defined in Section 11). The Plan shall cease to be effective unless, within 12 months before or after the date of its adoption by the Board, it has been approved by the shareholders of the Company.

          A "Purchase Period" shall consist of the three month period beginning on each October 1, January 1, April 1, and July 1, commencing on or after the effective date and prior to termination of the Plan.

          4. Basis of Participation. (a) Payroll Deduction. Each Eligible Employee shall be entitled to enroll in the Plan as of the first day of any Purchase Period which begins on or after such employee has become an Eligible Employee.

          To enroll in the Plan, an Eligible Employee shall execute and deliver a payroll deduction authorization (the "Authorization") to the Company or its designated agent at the time and in the manner specified by the Company. The executed Authorization shall become effective on the first day of the Purchase Period following the day of delivery thereof to the Company or its designated agent. Each Authorization shall direct that payroll deductions be made by the employee's employer for each payroll period during which the employee is a participant in the Plan. The amount of each payroll deduction specified in an Authorization for each such payroll period shall be the amount determined by the Committee computed by dividing the dollar amount specified by the participant, not to exceed $6,250, or such greater amount as may be specified by the Committee, by the number of payroll periods in the Purchase Period.

          Payroll deductions (and any other amount paid under the Plan) shall be made for each participant in accordance with such participant's Authorization until such participant's participation in the Plan terminates, such participant's Authorization is revised or the Plan terminates, all as hereinafter provided.

          A participant may change the amount of his or her payroll deduction effective as of the first day of any Purchase Period by filing a new Authorization with the Company or its

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designated agent at the time and in the manner specified by the Committee.  A participant may not change the amount of his or her payroll deduction effective as of any date other than the first day of a Purchase Period, except that a participant may elect to terminate his or her participation in the Plan as provided in Section 7.

          Payroll deductions for each participant shall be credited to a purchase account established on behalf of the participant on the books of the participant's employer or such employer's designated agent (a "Purchase Account"). At the end of each Purchase Period, the amount in each participant's Purchase Account will be applied to the purchase from the Company of the number of shares of Common Stock determined by dividing such amount by the Purchase Price (as defined in Section 5) for such Purchase Period. No interest shall accrue at any time for any amount credited to a Purchase Account of a participant.

          (b) Other Methods of Participation. The Committee may, in its discretion, establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction, including, but not limited to, delivery of funds by participants in a lump sum or automatic charges to participants' bank accounts. Such other methods of participating shall be subject to such rules and conditions as the Committee may establish. The Committee may at any time amend, suspend or terminate any participation procedures established pursuant to this paragraph without prior notice to any participant or Eligible Employee.

          5. Purchase Price. The purchase price (the "Purchase Price") per share of Common Stock hereunder for any Purchase Period shall be the lesser of 85% of the fair market value of a share of Common Stock on the first day of such Purchase Period and 85% of the fair market value of a share of Common Stock on the last day of such Purchase Period. If such sum results in a fraction of one cent, the Purchase Price shall be increased to the next higher full cent. For purposes of the Plan, unless otherwise determined by the Committee, the fair market value of a share of Common Stock on a given day shall be the last sale price of a share of Common Stock as reported on the Nasdaq Capital Stock Market on the date as of which such value is being determined, or, if the Common Stock is listed on a national securities exchange, the last sale price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported. In no event, however, shall the Purchase Price be less than the par value of a share of Common Stock.

          6. Issuance of Stock. The Common Stock purchased by each participant shall be considered to be issued and outstanding to such participant's credit as of the close of business on the

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last day of each Purchase Period.  The total number of shares of Common Stock purchased by all participants during each Purchase Period shall be issued, as of the last day in such Purchase Period, to a nominee or agent for the benefit of the participants. A participant will be issued a certificate for his or her shares of Common Stock as soon as practicable after December 31 of the year in which such shares were purchased by such participant, provided that, the participant has requested that a certificate for his or her shares be issued, the participant's participation in the Plan has been terminated or the Plan is terminated.

          After the close of each Purchase Period, a report will be sent to each participant stating the entries made to such participant's Purchase Account, the number of shares of Common Stock purchased and the applicable Purchase Price.
In the event that the maximum number of shares of Common Stock are purchased by the participant for the Purchase Period and cash remains credited to the participant's Purchase Account, such cash shall be delivered promptly to such participant. For purposes of the preceding sentence, the maximum number of shares of Common Stock that may be purchased by a participant for a Purchase Period shall be determined under the last sentence of Section 2, as limited by the third sentence of Section 2.

          7. Termination of Participation. A participant may elect at any time to terminate his or her participation in the Plan, provided such election is received by the Company or its designated agent in writing prior to the date specified by the Committee for termination of participation during the Purchase Period for which such termination is to be effective. Upon any such termination, the cash credited to such participant's Purchase Account on the date of such termination shall be delivered promptly to such participant, and certificates for the number of full shares of Common Stock held for his or her benefit, and the cash equivalent for any fractional share so held shall be delivered to the participant as soon as practicable after December 31 of the year in which such shares were purchased by such participant. Such cash equivalent shall be determined by multiplying the fractional share by the fair market value of a share of Common Stock on the last day of the Purchase Period immediately preceding such termination, determined as provided in Section 5.

          If the participant dies, terminates employment with the Participating Companies for any reason, or otherwise ceases to be an Eligible Employee, such participant's participation in the Plan shall immediately terminate. Upon such terminating event, the cash credited to such participant's Purchase Account on the date of such termination shall be delivered promptly to such participant or his or her legal representative, as the case may be, and one or more certificates for the number of full shares of Common Stock held for such participant's benefit, and the cash equivalent of any fractional share so held, determined as

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provided above in this Section 7, shall be delivered to such participant or his or her legal representative, as the case may be, as soon as practicable after December 31 of the year in which such termination occurs.

          8. Termination or Amendment of the Plan. The Company, by action of the Board or the Committee, may terminate the Plan at any time, in which case notice of such termination shall be given to all participants, but any failure to give such notice shall not impair the effectiveness of the termination.

          Without any action being required, the Plan shall terminate in any event when the maximum number of shares of Common Stock to be sold under the Plan (as provided in Section 12) has been purchased. Such termination shall not impair any rights which under the Plan shall have vested on or prior to the date of such termination. If at any time the number of shares of Common Stock remaining available for purchase under the Plan are not sufficient to satisfy all then-outstanding purchase rights, the Board or Committee may determine an equitable basis of apportioning available shares of Common Stock among all participants.

          The Board or the Committee may amend the Plan from time to time in any respect for any reason; provided, however, no such amendment shall (a) materially adversely affect any purchase rights outstanding under the Plan during the Purchase Period in which such amendment is to be effected, (b) increase the maximum number of shares of Common Stock which may be purchased under the Plan, (c) decrease the Purchase Price of a share of Common Stock for any Purchase Period below the lesser of 85% of the fair market value thereof on the first day of such Purchase Period and 85% of such fair market value on the last day of such Purchase Period or (d) adversely affect the qualification of the Plan under section 423 of the Code.

          Upon termination of the Plan, one or more certificates for the number of full shares of Common Stock held for each participant's benefit and the cash equivalent of any fractional share so held, determined as provided in Section 7 shall be delivered to such participant as soon as practicable after [December 31 of the year in which] the Plan terminates, and, except as otherwise provided in
Section 14, the cash, if any, credited to the such participant's Purchase Account, shall be distributed to such participant promptly after the Plan terminates.

          9. Non-Transferability. Rights acquired under the Plan are not transferable and may be exercised only by a participant.

          10. Shareholder's Rights. No Eligible Employee or participant shall by reason of the Plan have any rights of a

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shareholder of the Company until he or she shall acquire a share of Common Stock as herein provided.

          11. Administration of the Plan. The Plan shall be administered by a committee appointed by the Board consisting of three or more members of the Board (the "Committee"). Unless otherwise determined by the Board, the Compensation Committee of the Board shall serve as the Committee. In addition to the power to amend or terminate the Plan pursuant to Section 8, the Committee shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any participant and any other employee of the Company. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

          The Plan shall be administered so as to ensure that all participants have the same rights and privileges as are provided by section 423(b)(5) of the Code.

          12. Maximum Number of Shares. The maximum number of shares of Common Stock which may be purchased under the Plan is 150,000, subject to adjustment as hereinafter set forth. Shares of Common Stock sold hereunder may be treasury shares, authorized and unissued shares, or any combination thereof. If the Company shall, at any time after the effective date of the Plan, change its issued Common Stock into an increased number of shares, with or without par value, through a stock dividend or a stock split, or into a decreased number of shares, with or without par value, through a combination of shares, then, effective with the record date for such change, the maximum number of shares of Common Stock which thereafter may be purchased under the Plan and the maximum number of shares which thereafter may be purchased during any Purchase Period shall be the maximum number of shares which, immediately prior to such record date, remained available for purchase under the Plan and under any Purchase Period proportionately increased, in case of such stock dividend or stock split, or proportionately decreased in case of such combination of shares.

          13. Miscellaneous. Except as otherwise expressly provided herein, any Authorization, election or notice under the Plan from an Eligible Employee or participant shall be delivered to the Company or its designated agent and, subject to any limitations specified in the Plan, shall be effective when so delivered. The Plan, and the Company's obligation to sell and deliver shares of Common Stock hereunder, shall be subject to all applicable federal and state laws, rules and regulations, and to

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such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

          14. Change in Control. In order to maintain the participants' rights in the event of any Change in Control of the Company, as hereinafter defined, upon such Change in Control the then current Purchase Period shall thereupon end, and the cash credited to all participants' Purchase Accounts shall be applied to purchase shares pursuant to Sections 5 and 6, and the Plan shall immediately thereafter terminate. For purposes of this Section 14, "Change in Control" shall have the same meaning as set forth in the Company's 1997 Long-Term Incentive Plan.

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